Exhibit 99.1

FOR IMMEDIATE RELEASE

BAXTER REPORTS FOURTH-QUARTER AND FULL-YEAR 2023 RESULTS

•Fourth-quarter sales from continuing operations of $3.89 billion increased 4% on a reported basis and 3% on a constant currency basis1
•Fourth-quarter U.S. GAAP diluted earnings per share (EPS) from continuing operations of $0.14 and adjusted diluted EPS from continuing operations of $0.88
•Full-year sales from continuing operations of $14.81 billion increased 2% on a reported basis and 3% on a constant currency basis
•Full-year U.S. GAAP diluted EPS (loss) from continuing operations of ($0.15) and adjusted diluted EPS from continuing operations of $2.60

DEERFIELD, Ill., FEB. 8, 2024 – Baxter International Inc. (NYSE:BAX), a global medtech leader, today reported results for the fourth quarter and full year ended Dec. 31, 2023, and provided its financial guidance for full-year and first-quarter 2024.
“Baxter’s performance in 2023 reflects our building momentum as we executed upon several strategic initiatives designed to enhance our future performance, including the implementation of a new operating model, the sale of our BioPharma Solutions business and steady progress on the proposed separation of our Kidney Care segment,” said José (Joe) E. Almeida, chair, president and chief executive officer. “Results for the fourth quarter and full year reflect solid demand for a range of our medically essential products, as well as continued improvement in the macroeconomic and supply chain environment. We plan to build on this momentum in 2024 as our dedicated employees work to advance Baxter’s ongoing business transformation and prepare for the proposed separation of our Kidney Care segment.”
Fourth-Quarter Financial Results
Worldwide sales from continuing operations in the fourth quarter totaled approximately $3.89 billion, an increase of 4% on a reported basis and 3% on a constant currency basis.
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1 Sales growth at constant currency rates and adjusted diluted EPS are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section below for information about the non-GAAP financial measures included in this release and see the accompanying tables to this press release for reconciliations of those non-GAAP measures to the corresponding U.S. GAAP measures.

Continuing operations exclude Baxter’s BioPharma Solutions (BPS) business, which was acquired by Advent International and Warburg Pincus at the close of the third quarter of 2023.
U.S. sales from continuing operations in the fourth quarter totaled approximately $1.82 billion, increasing 2% on a reported basis. International sales from continuing operations in the fourth quarter totaled approximately $2.07 billion, an increase of 6% on a reported basis and 4% at constant currency rates.
Fourth-quarter sales performance exceeded Baxter’s previously announced guidance, driven by better-than-expected sales in the company’s Medical Products and Therapies, Kidney Care and Pharmaceuticals segments. Sales growth in the quarter was driven by strong performance in the Healthcare Systems and Technologies segment, reflecting strength in Care and Connectivity Solutions, as well as increased demand for Medical Products and Therapies and Pharmaceuticals products. Growth in the quarter was partially offset by a decline in Kidney Care sales, reflecting a difficult comparison to the prior year period due in part to certain discrete items that benefited the prior year as well as the impact of lower sales in select markets outside of the U.S.
Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s segments.
For the fourth quarter, total net income attributable to Baxter on a U.S. GAAP (Generally Accepted Accounting Principles) basis was $245 million, or $0.48 per diluted share. Total U.S. GAAP diluted EPS includes $0.14 from continuing operations and $0.34 from discontinued operations. These results include special items totaling $189 million, primarily related to the impact of intangible amortization, tax matters, separation-related costs and investment impairments, among other factors. On an adjusted basis, income from continuing operations was $0.88 per diluted share.
Full-Year Financial Results
Baxter’s 2023 worldwide sales from continuing operations totaled $14.81 billion, an increase of 2% on a reported basis and 3% on a constant currency basis. Sales from continuing operations in the U.S. totaled $7.00 billion, growing 1% on a reported basis. International sales from continuing operations of $7.81 billion grew 3% on a reported basis and 4% at constant currency rates. The accompanying schedules include additional details on sales performance, including breakouts by Baxter’s segments.

For full-year 2023, net income attributable to Baxter on a U.S. GAAP basis totaled $2.66 billion, or $5.25 per diluted share. Total U.S. GAAP diluted EPS (loss) includes ($0.15) from continuing operations and $5.40 from discontinued operations. These results include special items totaling $1.18 billion after-tax, which primarily reflected the gain on the divestiture of Baxter’s BPS business offset by intangible amortization and business optimization costs, among other items. On an adjusted basis, 2023 income from continuing operations totaled $2.60 per diluted share. Total adjusted net income attributable to Baxter totaled $1.48 billion or $2.92 per diluted share, which included earnings of $0.32 from discontinued operations.
For the full year, Baxter generated $1.70 billion in operating cash flow from continuing operations and $1.01 billion in free cash flow (operating cash flow from continuing operations less capital expenditures of $692 million).
“Consistent with our focus on advancing Baxter’s transformation journey and creating value for our stakeholders, we made significant progress in 2023 in line with our capital allocation priorities,” said Joel Grade, executive vice president and chief financial officer. “Most notably, net after-tax proceeds from the sale of our BioPharma Solutions business were allocated towards debt repayment. During 2024, we will remain focused on deleveraging while also significantly enhancing our focus on cash flow generation."
Kidney Care Separation Update
Baxter’s preparations are progressing for the proposed separation of its Kidney Care segment into a standalone company to be named Vantive. As a standalone entity, Vantive is expected to benefit from a heightened strategic focus and the ability to pursue its unique investment priorities, to emerge better positioned to accelerate growth and innovation, and to create incremental value for its patients, clinicians, investors, and other stakeholder communities.
Chris Toth, executive vice president and group president, Kidney Care, and designated chief executive officer of Vantive, continues to build out his senior management team. Recently, he named

Matt Harbaugh as vice president, Finance, Kidney Care and designated chief financial officer of Vantive. Mr. Harbaugh was previously chief financial officer at NuVasive Inc.
Recent Highlights2
Baxter continues to advance key strategic priorities in pursuit of its Mission to Save and Sustain Lives.
At the end of the third quarter of 2023, the company completed the divestiture of its BPS business, further streamlining its strategic focus in line with the transformational initiatives outlined at the start of 2023.
Among other 2023 highlights across Baxter’s business segments:
Healthcare Systems and Technologies
•Announced the launch of digital image capture capability for eye exams using Baxter’s current Welch Allyn PanOptic Plus Ophthalmoscope. The iExaminer Pro System adds the ability for a clinician to connect a smart device to capture eye images for further examination. When used with the iExaminer Pro app, clinicians can save and share images for tracking and trending, and initiate more informed consultations with specialists.
•Launched its next-generation Hillrom Progressa+ ICU bed in the U.S. Progressa+ offers new technology and features to help address complex critical care needs, including in-bed pulmonary therapies designed to aid in the reduction of pulmonary complications, improved protection of the patient’s skin to help prevent pressure injuries, and support for early mobility protocols. Baxter plans to continue launching Progressa+ in additional global markets in 2024.
•Commercially launched the new Baxter Patient Warming System, which minimizes risks associated with forced air warming, reduces noise and waste in the operating room, and lessens the burden on clinician workflows. The updated system eliminates the need for

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2 See links to original press release for additional product information.

disposables, as the warming technology is built into the table pad and employs reusable conductive warming blankets that can reach temperatures of 43 degrees Celsius.
•Launched SpotConnect, an electronic medical records (EMR) application for the Welch Allyn Spot Vision Screener device. Spot Vision Screener allows healthcare providers to detect and treat six vision risk factors in children. SpotConnect helps streamline clinical workflows through secure EMR connectivity and allows access to screening results across the care team.
•Introduced the ReadyConnect System for Baxter's Centrella Smart+ Bed. This innovative system delivers reliable, cable-free connectivity between the hospital bed and most nurse call systems on the market, and requires no wireless network, incremental server software licenses, or other IT resources from the customer.
Medical Products and Therapies
•Announced the FDA Premarket Approval and subsequent U.S. launch of PERCLOT Absorbable Hemostatic Powder. PERCLOT is a passive, absorbable hemostatic powder that is ready to use and designed for patients with intact coagulation to address mild bleeding. This represents Baxter's first passive hemostat in the U.S. market, broadening Baxter's portfolio to include a full range of active and passive solutions.
•Launched Floseal + Recothrom, the first and only active flowable hemostat with a recombinant thrombin, resulting in 1.5 times faster preparation. Floseal + Recothrom has a thrombin component manufactured using recombinant DNA technology, and therefore contains no human blood components, eliminating reliance on human blood donations.
•Advanced its intravenous (IV) bag recycling program pilot in the U.S. in conjunction with Chicago’s Northwestern Memorial Hospital, successfully demonstrating proof of concept with more than six tons of plastic IV bag waste diverted from landfill. Baxter is now expanding the pilot program to support scalability.
Pharmaceuticals
•Launched ZOSYN (piperacillin and tazobactam) in the U.S. Zosyn premix is indicated for the treatment of multiple infections caused by susceptible bacteria and is available in Baxter's proprietary single-dose Galaxy containers, which enable premixed medications to have a longer shelf life. Its frozen premix formulation helps support patient safety, simplify medication preparation and improve operational efficiencies.
•Launched a range of additional injectable pharmaceutical molecules, including the anti-infective daptomycin premix, antiviral foscarnet premix, oncolytic bendamustine and anti-hypertensive norepinephrine in the U.S., and the anti-infective vancomycin in Australia. Collectively, these injectables reinforce Baxter’s focus on differentiated molecules and expand the Pharmaceuticals segment portfolio in critical therapeutic areas.
Kidney Care
•Announced new data at Kidney Week indicating Baxter’s Sharesource remote patient management digital platform, when used with an automated peritoneal dialysis (PD) system, is associated with a 77% reduction in the risk of PD technique failure.
•Announced a collaborative research agreement with life sciences company Miromatrix to help support additional treatment options for patients with acute liver failure.
Corporate Responsibility
Baxter furthers its aspirations as a healthcare leader through responsible corporate citizenship and the dedication of its employees to doing business the right way. In 2023, Baxter continued to advance its 2030 Corporate Responsibility Commitment, featuring 10 goals that support an overarching pledge to “Empower our Patients,” “Protect our Planet” and “Champion our People and Communities.” The company’s corporate responsibility goals align with certain of the United Nations Sustainable Development Goals (UN SDGs) and 2030 Agenda with a global blueprint for achieving a more sustainable future.
In line with Baxter’s commitment to providing transparent information on the environmental, social and governance topics most important to its stakeholders, the company published its first report against the Task Force on Climate-related Financial Disclosures (TCFD) framework, which was recently incorporated into the International Sustainability Standards Board Standards. The TCFD framework is designed to help improve climate-related disclosure that is relevant to Baxter's investors and other key stakeholders in the areas of governance, strategy, risk management, and metrics and targets. Moving forward, Baxter expects to report against the TCFD framework in the company's annual Corporate Responsibility Report.

Baxter continues to be recognized for its leadership in corporate responsibility and workplace excellence. In 2023, the company was named to the Dow Jones Sustainability Index (DJSI) North America, which has included Baxter each year since it launched in 2005. Additionally, Baxter was included in 2023 on the FTSE Russell's FTSE4Good Index Series and JUST Capital's America's Most JUST Companies list, among numerous other regional and country-specific recognitions across the globe. Learn more about Baxter's corporate responsibility initiatives here.
2024 Financial Outlook
For full-year 2024: Baxter expects sales growth of approximately 2% on both a reported and constant currency basis. The company expects adjusted earnings, before special items, of $2.85 to $2.95 per diluted share.
For first-quarter 2024: The company expects sales growth of approximately 1% on a reported basis and 1% to 2% on a constant currency basis. The company expects adjusted earnings, before special items, of $0.59 to $0.62 per diluted share.
A webcast of Baxter’s fourth-quarter 2023 conference call for investors can be accessed live from a link in the Investor Relations section of the company’s website at www.baxter.com beginning at 7:30 a.m. CST on Feb. 8, 2024. Please see www.baxter.com for more information regarding this and future investor events and webcasts.
About Baxter
Every day, millions of patients, caregivers and healthcare providers rely on Baxter’s leading portfolio of diagnostic, critical care, kidney care, nutrition, hospital and surgical products used across patient homes, hospitals, physician offices and other sites of care. For more than 90 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers who make it happen. With products, digital health solutions and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on X/Twitter, LinkedIn and Facebook.
Non-GAAP Financial Measures
Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the company’s reconciliations to corresponding U.S. GAAP financial measures (which are included in the tables accompanying this release), may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.
Net sales growth on a constant currency basis is a non-GAAP financial measure that provides information on the percentage change in net sales growth as if foreign currency exchange rates had remained constant between the prior and current periods.
Other non-GAAP financial measures included in this release and the accompanying tables (including within the tables that provide the company’s detailed reconciliations to the corresponding U.S. GAAP financial measures) are: adjusted gross margin, adjusted selling, general, and administrative expenses, adjusted research and development expenses, adjusted other operating expense (income), net, adjusted operating income (loss), adjusted other income (expense), net, adjusted income (loss) from continuing operations before income taxes, adjusted income tax expense (benefit), adjusted income (loss) from continuing operations, adjusted income (loss) from discontinued operations, adjusted net income (loss), adjusted net income (loss) attributable to Baxter stockholders, adjusted diluted earnings per share from continuing operations, adjusted diluted earnings per share from discontinued operations and adjusted diluted earnings per share. Those non-GAAP financial measures exclude the impact of special items. For the quarter and full year ended December 31, 2023 and 2022, special items for one or more periods included intangible asset amortization, business optimization charges, acquisition and integration costs, separation-related costs, expenses related to European medical devices regulation, certain legal matters, goodwill and long-lived asset impairments, non-marketable investment impairments, a pension curtailment gain, product-related items, a loss on a product divestiture arrangement, a loss on a subsidiary liquidation, the reclassification of a cumulative translation loss to earnings upon the substantial liquidation of a subsidiary, the gain on the sale of the BPS business and certain tax matters. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s Board of Directors assess performance.
This release and the accompanying tables also include free cash flow, a non-GAAP financial measure that Baxter defines as operating cash flow less capital expenditures. Free cash flow is used by management and the company’s Board of Directors to evaluate the cash generated from Baxter’s operating activities each period after deducting its capital spending.
This release also includes forecasts of certain of the aforementioned non-GAAP measures on a forward-looking basis as part of the company’s financial outlook for upcoming periods. Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings. Baxter provides forward-looking adjusted diluted EPS guidance because it believes that this measure provides useful information for the reasons noted above. Baxter has not provided reconciliations of forward-looking adjusted EPS guidance to forward-looking GAAP EPS guidance because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, integration-related costs, asset impairments and unusual gains and losses, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results (including the outlook for first-quarter and full-year 2024) and business development and regulatory activities. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: the company’s ability to execute and complete strategic initiatives, asset dispositions and other transactions and development activities, including the proposed separation of the company’s Kidney Care business, the company’s plans to simplify its manufacturing footprint and the timing for such transactions, the ability to satisfy any applicable conditions and the expected proceeds, consideration and benefits; failure to accurately forecast or achieve the company’s short- and long-term financial performance and goals (including with respect to the company’s strategic initiatives and other actions) and related impacts on our liquidity; the company’s ability to execute on its capital allocation plans, including the company’s debt repayment plans, the timing and amount of any dividends, share repurchases and divestiture proceeds and the capital structure of the company to be formed as a result of the proposed spinoff of our Kidney Care business (and the resulting capital structure for the remaining company); the company’s ability to successfully integrate acquisitions; the impact of global economic conditions (including, among other things, inflation levels, interest rates, financial market volatility, banking crises, the potential for a recession, the war in Ukraine, the conflict in the Middle East (including recent attacks on merchant ships in the Red Sea), tensions between China and Taiwan, and the potential for escalation of these conflicts, the related economic sanctions being imposed globally in response to the conflicts and potential trade wars and global public health crises, pandemics and epidemics, such as the COVID-19 pandemic, or the anticipation of any of the foregoing, on the company’s operations and on the company’s employees, customers, suppliers, and foreign governments in countries in which the company operates; downgrades to the company’s credit ratings or ratings outlooks, and the impact on the company’s funding costs and liquidity; product development risks, including satisfactory clinical performance and obtaining and maintaining required regulatory approvals (including as a result of evolving regulatory requirements or the withdrawal or resubmission of any pending applications), the ability to manufacture at appropriate scale and the general unpredictability associated with the product development cycle; product quality or patient safety issues leading to product recalls, withdrawals, launch delays, warning letters, import bans, sanctions, seizures, litigation or declining sales, including the focus on evaluating product portfolios for the potential presence or formation of nitrosamines; future actions of, or failures to act or delays in acting by, FDA, the European Medicines Agency or any other regulatory body or government authority (including the SEC, Department of Justice or the Attorney General of any State) that could delay, limit or suspend product development, manufacturing or sale or result in seizures, recalls, injunctions, monetary sanctions or criminal or civil liabilities; demand and market acceptance risks for, and competitive pressures related to, new and existing products, challenges with the company’s ability to accurately predict changing consumer preferences and future expenditures and inventory levels, and challenges with the company’s ability to monetize new and existing products and services, the impact of those products on quality and patient safety concerns and the need for ongoing training and support for our products; breaches, including by cyber-attack, data leakage, unauthorized access or theft, or failures of or vulnerabilities in, the company’s information technology systems or products; the continuity, availability and pricing of acceptable raw materials and component parts, the company’s ability to pass some or all of these costs to the company’s customers through recent price increases or otherwise, and the related continuity of the company’s manufacturing and distribution and those of the company’s suppliers; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing, sterilization or supply difficulties, including as a result of natural disaster, war, terrorism, global public health crises and epidemics/pandemics, regulatory actions or otherwise; the company’s ability to finance and develop new products or enhancements on commercially acceptable terms or at all; loss of key employees, the occurrence of labor disruptions (including as a result of labor disagreements under bargaining agreements or national trade union agreements or disputes with works councils) or the inability to attract, develop, retain and engage employees; failures with respect to the company’s quality, compliance or ethics programs; future actions of third parties, including third-party payers and the company’s customers and distributors (including GPOs and IDNs); changes to legislation and regulation and other governmental pressures in United States and globally, including the cost of compliance and potential penalties for purported noncompliance thereof, including new or amended laws, rules and regulations as well as the impact of healthcare reform and its implementation, suspension, repeal, replacement, amendment, modification and other similar actions undertaken by the United States or foreign governments, including with respect to pricing, reimbursement, taxation and rebate policies; the outcome of pending or future litigation; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; global regulatory, trade and tax policies, including with respect to climate change and other sustainability matters; the ability to protect or enforce the company’s patents or other proprietary rights (including trademarks, copyrights, trade secrets and know-how) or where the patents of third parties prevent or restrict the company’s manufacture, sale or use of affected products or technology; the impact of any goodwill, intangible asset or other long-lived asset impairments on the company’s operating results; fluctuations in foreign exchange and interest rates; any changes in law concerning the taxation of income (whether with respect to current or future tax reform); actions by tax authorities in connection with ongoing tax audits; and other risks identified in Baxter’s most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, Centrella, Floseal, iExaminer Pro, PanOptic Plus, PerClot, Progressa+, Recothrom, ReadyConnect, Sharesource, Spot Vision Screener, SpotConnect, Welch Allyn and Zosyn are trademarks of Baxter International Inc.
Any other trademarks or product brands appearing herein are the property of their respective owners.

Media Contact
Andrea Johnson, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

###

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income (Loss)
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended December 31,
	2023	2022	Change
NET SALES	$3,885	$3,745	4%
COST OF SALES	2,413	2,357	2%
GROSS MARGIN	1,472	1,388	6%
% of Net Sales	37.9%	37.1%	0.8 pts
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	985	901	9%
% of Net Sales	25.4%	24.1%	1.3 pts
RESEARCH AND DEVELOPMENT EXPENSES	172	154	12%
% of Net Sales	4.4%	4.1%	0.3 pts
GOODWILL IMPAIRMENTS	—	27	NM
OTHER OPERATING INCOME, NET	(14)	16	NM
OPERATING INCOME (LOSS)	329	290	13%
% of Net Sales	8.5%	7.7%	0.8 pts
INTEREST EXPENSE, NET	73	117	(38)%
OTHER (INCOME) EXPENSE, NET	18	11	64%
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	238	162	47%
INCOME TAX BENEFIT	165	18	NM
% of Income (Loss) from Continuing Operations Before Income Taxes	69.3%	11.1%	NM
INCOME (LOSS) FROM CONTINUING OPERATIONS	73	144	(49)%
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	173	41	NM
NET INCOME (LOSS)	246	185	33%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1	4	(75)%
NET INCOME (LOSS) ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$245	$181	35%

INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$0.14	$0.28	(50)%
Diluted	$0.14	$0.28	(50)%
INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$0.34	$0.08	NM
Diluted	$0.34	$0.08	NM
NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.48	$0.36	33%
Diluted	$0.48	$0.36	33%
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	507	504
Diluted	509	507
ADJUSTED OPERATING INCOME (excluding special items)¹	$630	$595	6%
ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)¹	$449	$399	13%
ADJUSTED INCOME FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$(14)	$49	NM
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$434	$444	(2)%
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)¹	$0.88	$0.78	13%
ADJUSTED DILUTED EPS FROM DISCONTINUED OPERATIONS (excluding special items)¹	$(0.03)	$0.10	NM
ADJUSTED DILUTED EPS (excluding special items)¹	$0.85	$0.88	(3)%
1    Refer to page 13 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)
The company’s U.S. GAAP results for the three months ended December 31, 2023 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Other Operating Income, Net	Operating Income (Loss)	Other (Income) Expense, Net	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$1,472	$985	$(14)	$329	$18	$238	$165	$73	$173	$246	$245	$0.14	$0.34	$0.48
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	37.9%	25.4%	(0.4)%	8.5%	0.5%	6.1%	69.3%	1.9%	4.5%	6.3%	6.3%
Intangible asset amortization	119	(52)	—	171	—	171	47	124	—	124	124	0.24	0.00	0.24
Business optimization items[1]	22	(4)	—	26	—	26	35	(9)	(1)	(10)	(10)	(0.02)	0.00	(0.02)
Acquisition and integration items[2]	—	(3)	5	(2)	—	(2)	—	(2)	—	(2)	(2)	0.00	0.00	0.00
Separation-related costs[3]	7	(95)	—	102	—	102	29	73	(2)	71	71	0.14	0.00	0.14
European medical devices regulation[4]	10	—	—	10	—	10	1	9	—	9	9	0.02	0.00	0.02
Legal matters[5]	—	(2)	8	(6)	—	(6)	(1)	(5)	—	(5)	(5)	(0.01)	0.00	(0.01)
Long-lived asset impairments[6]	—	—	—	—	—	—	4	(4)	—	(4)	(4)	(0.01)	0.00	(0.01)
Investment impairments[7]	—	—	—	—	(29)	29	(5)	34	—	34	34	0.07	0.00	0.07
Gain on BPS Sale[8]	—	—	—	—	—	—	—	—	15	15	15	0.00	0.03	0.03
Tax matters[12]	—	—	—	—	—	—	(156)	156	(199)	(43)	(43)	0.31	(0.39)	(0.08)
Adjusted	$1,630	$829	$(1)	$630	$(11)	$568	$119	$449	$(14)	$435	$434	$0.88	$(0.03)	$0.85
Adjusted percent of net sales (or effective tax rate for income tax expense (benefit))	42.0%	21.3%	0.0%	16.2%	(0.3)%	14.6%	21.0%	11.6%	(0.4)%	11.2%	11.2%

						Reported	Adjusted
Income (loss) from continuing operations						$73	$449
Less: Net income attributable to noncontrolling interests						1	1
Income (loss) from continuing operations attributable to Baxter stockholders						$72	$448

The company’s U.S. GAAP results for the three months ended December 31, 2022 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Goodwill Impairment	Other Operating Expense, Net	Operating Income (Loss)	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income From Discontinued Operations	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$1,388	$901	$154	$27	$16	$290	$162	$18	$144	$41	$185	$181	$0.28	$0.08	$0.36
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	37.1%	24.1%	4.1%	0.7%	0.4%	7.7%	4.3%	11.1%	3.8%	1.1%	4.9%	4.8%
Intangible asset amortization	122	(53)	—	—	—	175	175	31	144	—	144	144	0.28	0.00	0.28
Business optimization items[1]	7	(23)	1	—	—	29	29	8	21	—	21	21	0.04	0.00	0.04
Acquisition and integration items[2]	(1)	(27)	1	—	5	20	20	17	3	—	3	3	0.01	0.00	0.01
Separation-related costs[3]	—	(7)	—	—	—	7	7	3	4	5	9	9	0.01	0.01	0.02
European medical devices regulation[4]	13	—	—	—	—	13	13	4	9	—	9	9	0.02	0.00	0.02
Long-lived asset impairments[6]	12	—	—	—	—	12	12	5	7	—	7	7	0.01	0.00	0.01
Goodwill impairments[9]	—	—	—	(27)	—	27	27	—	27	—	27	27	0.05	0.00	0.05
Product-related items [10]	1	—	—	—	—	1	1	—	1	—	1	1	0.00	0.00	0.00
Loss on subsidiary liquidation[11]	—	—	—	—	(21)	21	21	4	17	—	17	17	0.03	0.00	0.03
Tax matters[12]	—	—	—	—	—	—	—	(22)	22	3	25	25	0.04	0.01	0.05
Adjusted	$1,542	$791	$156	$—	$—	$595	$467	$68	$399	$49	$448	$444	$0.78	$0.10	$0.88
Adjusted percent of net sales (or effective tax rate for income tax expense)	41.2%	21.1%	4.2%	0.0%	0.0%	15.9%	12.5%	14.6%	10.7%	1.3%	12.0%	11.9%

							Reported	Adjusted
Income (loss) from continuing operations							$144	$399
Less: Net income attributable to noncontrolling interests							4	4
Income (loss) from continuing operations attributable to Baxter stockholders							$140	$395

1The company’s results in 2023 and 2022 included charges associated with its execution of programs to optimize its organization and cost structure. In 2023, these restructuring and other business optimization costs included actions related to its decision to close one its U.S.-based manufacturing facilities this year. In 2022, restructuring and business optimization costs included actions related to its integration of Hillrom.
2The company’s results in 2023 and 2022 included acquisition and integration-related items comprised of Hillrom integration expenses and net gains from changes in the fair value of contingent consideration liabilities.
3The company's results in 2023 and 2022 included separation-related costs primarily related to external advisors supporting its activities to prepare for the proposed separation of its Kidney Care segment, which are reported in continuing operations. The company's results in 2023 and 2022 also included separation-related costs related to the sale of its BioPharma Solutions (BPS) business, which are reported in discontinued operations.
4The company’s results in 2023 and 2022 included incremental costs to comply with the European Union’s medical device regulations for previously registered products, which primarily consist of contractor costs and other direct third-party costs. The company considers the adoption of these regulations to be a significant one-time regulatory change and believes that the costs of initial compliance for previously registered products over the implementation period are not indicative of its core operating results.
5The company's results in 2023 included proceeds received, net of legal fees, from a settlement related to an intellectual property dispute.
6The company's results in 2022 included impairments of developed technology intangible assets.
7The company's results in 2023 included impairments of non-marketable investments in several early-stage companies consisting of noncash impairment write-downs.
8The company's results in 2023 included adjustments to its third quarter 2023 gain from the sale of its BPS business, reported in discontinued operations, related to final working capital and transaction cost amounts.
9The company's results in 2022 included goodwill impairments charges related to a reporting unit acquired in its December 2021 acquisition of Hillrom.
10The company's results in 2022 included charges related to warranty and remediation activities from two field corrective actions on certain of its infusion pumps.
11The company's results in 2022 included costs related to its deconsolidation of a foreign subsidiary, including the derecognition of the related noncontrolling interest, upon its liquidation in December 2022 that was completed in connection with the company's legal entity rationalization activities.
12The company's results in 2023 included a $199 million reallocation of income tax expense between discontinued operations and continuing operations resulting from the application of intraperiod tax allocation to the company's adjusted results during interim periods throughout the year. The company’s results in 2023 included a $22 million income tax benefit from an internal reorganization transaction related to the proposed separation of its Kidney Care segment. The company’s results in 2023 included a $21 million valuation allowance decrease and its results in 2022 included a $25 million valuation allowance increase related to its estimated recoverability of a deferred tax asset for a net asset step-up related to Swiss tax reform legislation enacted during 2019 that is amortizable as a tax deduction ratably over tax years 2025 through 2029.

For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income (Loss)
(unaudited)
(in millions, except per share and percentage data)

	Twelve Months Ended December 31,
	2023	2022	Change
NET SALES	$14,813	$14,506	2%
COST OF SALES	9,838	9,440	4%
GROSS MARGIN	4,975	5,066	(2)%
% of Net Sales	33.6%	34.9%	(1.3 pts)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,946	3,859	2%
% of Net Sales	26.6%	26.6%	(0.0 pts)
RESEARCH AND DEVELOPMENT EXPENSES	667	602	11%
% of Net Sales	4.5%	4.2%	0.3 pts
GOODWILL IMPAIRMENTS	—	2,812	NM
OTHER OPERATING INCOME, NET	(28)	36	NM
OPERATING INCOME (LOSS)	390	(2,243)	NM
% of Net Sales	2.6%	(15.5)%	18.1 pts
INTEREST EXPENSE, NET	442	395	12%
OTHER (INCOME) EXPENSE, NET	51	12	NM
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(103)	(2,650)	(96)%
INCOME TAX EXPENSE	(34)	4	NM
% of Income (Loss) from Continuing Operations Before Income Taxes	33.0%	(0.2)%	33.2 pts
LOSS FROM CONTINUING OPERATIONS	(69)	(2,654)	(97)%
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	2,732	233	NM
NET INCOME (LOSS)	2,663	(2,421)	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	7	12	(42)%
NET INCOME (LOSS) ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$2,656	$(2,433)	NM

INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$(0.15)	$(5.29)	(97)%
Diluted	$(0.15)	$(5.29)	(97)%
INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$5.40	$0.46	NM
Diluted	$5.40	$0.46	NM
NET INCOME (LOSS) PER COMMON SHARE
Basic	$5.25	$(4.83)	NM
Diluted	$5.25	$(4.83)	NM
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	506	504
Diluted	506	504
ADJUSTED OPERATING INCOME (excluding special items)¹	$2,123	$2,278	(7)%
ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS (excluding special items)¹	$1,327	$1,548	(14)%
ADJUSTED INCOME FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$161	$236	(32)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$1,481	$1,772	(16)%
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)[1]	$2.60	$3.03	(14)%
ADJUSTED DILUTED EPS FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$0.32	$0.47	(32)%
ADJUSTED DILUTED EPS (excluding special items)¹	$2.92	$3.50	(17)%
1    Refer to page 15 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)
The company’s U.S. GAAP results for the twelve months ended December 31, 2023 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income (Loss)	Other (Income) Expense, Net	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share From Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$4,975	$3,946	$667	$(28)	$390	$51	$(103)	$(34)	$(69)	$2,732	$2,663	$2,656	$(0.15)	$5.40	$5.25
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	33.6%	26.6%	4.5%	(0.2)%	2.6%	0.3%	(0.7)%	33.0%	(0.5)%	18.4%	18.0%	17.9%
Intangible asset amortization	445	(207)	—	—	652	—	652	153	499	—	499	499	0.98	0.00	0.98
Business optimization items[1]	349	(173)	(12)	—	534	—	534	127	407	—	407	407	0.80	0.00	0.80
Acquisition and integration items[2]	1	(18)	—	19	—	—	—	1	(1)	—	(1)	(1)	0.00	0.00	0.00
Separation-related costs[3]	22	(203)	—	—	225	—	225	29	196	17	213	213	0.39	0.03	0.42
European medical devices regulation[4]	48	—	—	—	48	—	48	12	36	—	36	36	0.07	0.00	0.07
Long-lived asset impairments[5]	267	—	—	—	267	—	267	66	201	—	201	201	0.40	0.00	0.40
Legal matters[6]	—	(15)	—	8	7	—	7	2	5	—	5	5	0.01	0.00	0.01
Investment impairments[7]	—	—	—	—	—	(49)	49	—	49	—	49	49	0.10	0.00	0.10
Gain on BPS Sale[8]	—	—	—	—	—	—	—	—	—	(2,588)	(2,588)	(2,588)	0.00	(5.09)	(5.09)
Tax matters[15]	—	—	—	—	—	—	—	(4)	4	—	4	4	0.01	0.00	0.01
Adjusted	$6,107	$3,330	$655	$(1)	$2,123	$2	$1,679	$352	$1,327	$161	$1,488	$1,481	$2.60	$0.32	$2.92
Adjusted percent of net sales (or effective tax rate for income tax expense)	41.2%	22.5%	4.4%	0.0%	14.3%	0.0%	11.3%	21.0%	9.0%	1.1%	10.0%	10.0%

							Reported	Adjusted
Income (loss) from continuing operations							$(69)	$1,327
Less: Net income attributable to noncontrolling interests							7	7
Income (loss) from continuing operations attributable to Baxter stockholders							$(76)	$1,320

Weighted-average diluted shares as reported							506
Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported							2
Weighted-average diluted shares as adjusted							508
The company’s U.S. GAAP results for the twelve months ended December 31, 2022 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Goodwill Impairment	Other Operating Expense, Net	Operating Income (Loss)	Other (Income) Expense, Net	Income (Loss) From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income (Loss) From Continuing Operations	Income From Discontinued Operations, Net of Tax	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share From Continuing Operations	Diluted Earnings Per Share From Discontinued Operations	Diluted Earnings Per Share
Reported	$5,066	$3,859	$602	$2,812	$36	$(2,243)	$12	$(2,650)	$4	$(2,654)	$233	$(2,421)	$(2,433)	$(5.29)	$0.46	$(4.83)
Reported percent of net sales (or effective tax rate for income tax expense (benefit))	34.9%	26.6%	4.2%	19.4%	0.2%	(15.5)%	0.1%	(18.3)%	(0.2)%	(18.3)%	1.6%	(16.7)%	(16.8)%
Intangible asset amortization	466	(287)	—	—	—	753	—	753	168	585	—	585	585	1.15	0.00	1.15
Business optimization items[1]	28	(194)	(3)	—	—	225	—	225	60	165	—	165	165	0.33	0.00	0.33
Acquisition and integration items[2]	170	(82)	—	—	39	213	—	213	53	160	—	160	160	0.32	0.00	0.32
Separation-related costs[3]	—	(7)	—	—	—	7	—	7	3	4	5	9	9	0.01	0.01	0.02
European medical devices regulation[4]	48	—	—	—	—	48	—	48	12	36	—	36	36	0.07	0.00	0.07
Long-lived asset impairments[5]	344	—	—	—	—	344	—	344	83	261	—	261	261	0.51	0.00	0.51
Pension curtailment[9]	—	—	—	—	—	—	11	(11)	(2)	(9)	—	(9)	(9)	(0.02)	0.00	(0.02)
Product-related items[10]	44	—	—	—	—	44	—	44	5	39	—	39	39	0.08	0.00	0.08
Loss on product divestiture arrangement[11]	—	—	—	—	(54)	54	—	54	14	40	—	40	40	0.08	0.00	0.08
Goodwill impairments[12]	—	—	—	(2,812)	—	2,812	—	2,812	—	2,812	—	2,812	2,812	5.55	0.00	5.55
Loss on subsidiary liquidation[13]	—	—	—	—	(21)	21	—	21	4	17	—	17	17	0.03	0.00	0.03
Reclassification of cumulative translation loss to earnings[14]	—	—	—	—	—	—	(65)	65	—	65	—	65	65	0.13	0.00	0.13
Tax matters[15]	—	—	—	—	—	—	—	—	(27)	27	(2)	25	25	0.05	0.00	0.05
Adjusted	$6,166	$3,289	$599	$—	$—	$2,278	$(42)	$1,925	$377	$1,548	$236	$1,784	$1,772	$3.03	$0.47	$3.50
Adjusted percent of net sales (or effective tax rate for income tax expense)	42.5%	22.7%	4.1%	0.0%	0.0%	15.7%	(0.3)%	13.3%	19.6%	10.7%	1.6%	12.3%	12.2%

									Reported	Adjusted
Income (loss) from continuing operations									$(2,654)	$1,548
Less: Net income attributable to noncontrolling interests									12	12
Income (loss) from continuing operations attributable to Baxter stockholders									$(2,666)	$1,536

Weighted-average diluted shares as reported									504
Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported									3
Weighted-average diluted shares as adjusted									507
1The company’s results of continuing operations in 2023 and 2022 included charges associated with its execution of programs to optimize its organization and cost structure. In 2023, these restructuring and other business optimization costs included actions related to its implementation of a new operating model intended to simplify and streamline its operations and better align its manufacturing and supply chain to its commercial activities, and its decision to close one its U.S.-based manufacturing facilities this year, which resulted in a $243 million noncash impairment of property, plant and equipment in the first half of 2023. In 2022, restructuring and business optimization costs included actions related to its integration of Hillrom.
2The company’s results in 2023 and 2022 included acquisition and integration-related items comprised of Hillrom acquisition and integration expenses, including $159 million of incremental cost of sales in 2022 from fair value step-ups on acquired Hillrom inventory, and gains from changes in the fair value of contingent consideration liabilities.
3The company's results in 2023 and 2022 included separation-related costs primarily related to external advisors supporting its activities to prepare for the proposed separation of its Kidney Care segment, which are reported in continuing operations. The company's results in 2023 and 2022 also included separation-related costs related to the sale of its BioPharma Solutions (BPS) business, which are reported as in discontinued operations.
4The company’s results in 2023 and 2022 included incremental costs to comply with the European Union’s medical device regulations for previously registered products, which primarily consist of contractor costs and other direct third-party costs. The company considers the adoption of these regulations to be a significant one-time regulatory change and believes that the costs of initial compliance for previously registered products over the implementation period are not indicative of its core operating results.
5The company's results in 2023 included long-lived asset impairment charges of $267 million related to the Hemodialysis business within its Kidney Care segment. The company's results in 2022 included $344 million of long-lived asset impairments, including $332 million of impairments related to indefinite-lived intangible assets acquired in our December 2021 acquisition of Hillrom. Long-lived asset impairments presented within this special item do not include impairments of long-lived assets related to restructuring actions, which are presented within the business optimization special item described in footnote 1 above.
6The company's results in 2023 included costs, including associated legal fees, related to matters involving alleged violations of the False Claims Act related to a now-discontinued legacy Hillrom sales line and alleged injury from environmental exposure, partially offset by proceeds received, net of legal fees, from a settlement related to an intellectual property dispute.
7The company's results in 2023 included impairments of non-marketable investments in several early stage companies, partially offset by a gain from the sale of an investment.
8The company's results in 2023 included a $2.59 billion gain, net of tax, from the sale of its BPS business.
9The company's results in 2022 included a curtailment gain on an announced change for active non-bargaining participants in its U.S. Hillrom pension plan.
10The company's results in 2022 included charges related to warranty and remediation activities from two field corrective actions on certain of its infusion pumps.
11The company's results in 2022 included a loss related to an arrangement to divest certain product rights for an amount that is less than the cost of those product rights, which was triggered by U.S. and European Union regulatory approvals of the related products.
12The company's results in 2022 included goodwill impairment charges related to reporting units acquired in its December 2021 acquisition of Hillrom.
13The company's results in 2022 included costs related to its deconsolidation of a foreign subsidiary, including the derecognition of the related noncontrolling interest, upon its liquidation in December 2022 that was completed in connection with the company's legal entity rationalization activities.
14The company's results in 2022 included a charge related to cumulative translation adjustments reclassified from accumulated other comprehensive income (loss) as a result of the substantial liquidation of its operations in Argentina.
15The company's results in 2023 included a $5 million net income tax benefit from internal reorganization transactions, primarily related to the proposed separation of its Kidney Care segment. The company’s results in 2023 and 2022 included valuation allowance increases of $9 million and $25 million, respectively, related to its estimated recoverability of a deferred tax asset for a net asset step-up related to Swiss tax reform legislation enacted during 2019 that is amortizable as a tax deduction ratably over tax years 2025 through 2029.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 16
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)
The Medical Products and Therapies segment includes sales of our sterile IV solutions, infusion systems, administration sets, parenteral nutrition therapies and surgical hemostat, sealant and adhesion prevention products. The Healthcare Systems and Technologies segment includes sales of our connected care solutions and collaboration tools, including smart bed systems, patient monitoring systems and diagnostic technologies, respiratory health devices and advanced equipment for the surgical space, including surgical video technologies, precision positioning devices and other accessories. The Pharmaceuticals segment includes sales of specialty injectable pharmaceuticals, inhaled anesthesia and drug compounding. The Kidney Care segment includes sales of chronic and acute dialysis therapies and services, including peritoneal dialysis, hemodialysis, continuous renal replacement therapies (CRRT) and other organ support therapies. Other sales not allocated to a segment primarily include sales of products and services provided directly through certain of our manufacturing facilities.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023	2022	% Growth @ Actual Rates	% Growth @ Constant Rates	2023	2022	% Growth @ Actual Rates	% Growth @ Constant Rates
Infusion Therapies and Technologies	$1,042	$988	5%	4%	$3,960	$3,817	4%	4%
Advanced Surgery	278	260	7%	6%	1,051	998	5%	6%
Medical Products and Therapies	1,320	1,248	6%	4%	5,011	4,815	4%	4%
Care and Connectivity Solutions	492	441	12%	11%	1,800	1,791	1%	1%
Front Line Care	303	293	3%	2%	1,213	1,148	6%	6%
Healthcare Systems and Technologies	795	734	8%	7%	3,013	2,939	3%	3%
Injectables and Anesthesia	359	344	4%	5%	1,347	1,305	3%	4%
Drug Compounding	237	208	14%	11%	902	821	10%	12%
Pharmaceuticals	596	552	8%	7%	2,249	2,126	6%	7%
Chronic Therapies	950	970	(2)%	(3)%	3,683	3,714	(1)%	0%
Acute Therapies	206	193	7%	6%	770	735	5%	6%
Kidney Care	1,156	1,163	(1)%	(1)%	4,453	4,449	0%	1%
Other	18	48	(63)%	(58)%	87	177	(51)%	(51)%
Total - Continuing Operations	$3,885	$3,745	4%	3%	$14,813	$14,506	2%	3%
In connection with our segment change in the third quarter of 2023, we reclassified $16 million of sales from the first half of 2023 and $34 million of sales for the year ended December 31, 2022, from Chronic Therapies to Acute Therapies to conform to the current period presentation. Additionally, in connection with the reclassification of our BPS business to discontinued operations during the second quarter of 2023, we reclassified $2 million of contract manufacturing revenues from the first quarter of 2023 and $37 million for the year ended December 31, 2022 from BPS to Other (within continuing operations), as the related manufacturing facility was not part of that divestiture transaction.

Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 17
BAXTER INTERNATIONAL INC.
Segment Operating Income
(unaudited)
($ in millions)

	Three months ended December 31,		Twelve months ended December 31,
(in millions)	2023	2022	2023	2022
Medical Products and Therapies	$266	$259	$972	$962
% of Segment Net Sales	20.2%	20.8%	19.4%	20.0%
Healthcare Systems and Technologies	156	127	483	494
% of Segment Net Sales	19.6%	17.3%	16.0%	16.8%
Pharmaceuticals	117	96	401	391
% of Segment Net Sales	19.6%	17.4%	17.8%	18.4%
Kidney Care	92	101	300	408
% of Segment Net Sales	8.0%	8.7%	6.7%	9.2%
Other	(1)	25	18	77
Total	630	608	2,174	2,332
Unallocated corporate costs	—	(13)	(51)	(54)
Intangible asset amortization expense	(171)	(175)	(652)	(753)
Business optimization items	(26)	(29)	(534)	(225)
Acquisition and integration items	2	(20)	—	(213)
Separation-related costs	(102)	(7)	(225)	(7)
European medical devices regulation	(10)	(13)	(48)	(48)
Product-related items	—	(1)	—	(44)
Legal matters	6	—	(7)	—
Loss on product divestiture arrangement	—	—	—	(54)
Long-lived asset impairments	—	(12)	(267)	(344)
Goodwill impairments	—	(27)	—	(2,812)
Loss on subsidiary liquidation	—	(21)	—	(21)
Total operating income (loss)	329	290	390	(2,243)
Interest expense, net	73	117	442	395
Other (income) expense, net	18	11	51	12
Loss from continuing operations before income taxes	$238	$162	$(103)	$(2,650)

BAXTER — PAGE 18
BAXTER INTERNATIONAL INC.
Operating Segment Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended December 31,
	2023			2022			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Infusion Therapies and Technologies	$573	$469	$1,042	$569	$419	$988	1%	12%	5%
Advanced Surgery	149	129	278	146	114	260	2%	13%	7%
Medical Products and Therapies	722	598	1,320	715	533	1,248	1%	12%	6%
Care and Connectivity Solutions	337	155	492	304	137	441	11%	13%	12%
Front Line Care	223	80	303	222	71	293	0%	13%	3%
Healthcare Systems and Technologies	560	235	795	526	208	734	6%	13%	8%
Injectables and Anesthesia	209	150	359	188	156	344	11%	(4)%	4%
Drug Compounding	—	237	237	—	208	208	0%	14%	14%
Pharmaceuticals	209	387	596	188	364	552	11%	6%	8%
Chronic Therapies	235	715	950	248	722	970	(5)%	(1)%	(2)%
Acute Therapies	77	129	206	69	124	193	12%	4%	7%
Kidney Care	312	844	1,156	317	846	1,163	(2)%	(0)%	(1)%
Other	14	4	18	39	9	48	(64)%	(56)%	(63)%
Total - Continuing Operations	$1,817	$2,068	$3,885	$1,785	$1,960	$3,745	2%	6%	4%

BAXTER — PAGE 19
BAXTER INTERNATIONAL INC.
Operating Segment Sales by U.S. and International
(unaudited)
($ in millions)

	Twelve Months Ended December 31,
	2023			2022			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Infusion Therapies and Technologies	$2,227	$1,733	$3,960	$2,241	$1,576	$3,817	(1)%	10%	4%
Advanced Surgery	582	469	1,051	574	424	998	1%	11%	5%
Medical Products and Therapies	2,809	2,202	5,011	2,815	2,000	4,815	(0)%	10%	4%
Care and Connectivity Solutions	1,263	537	1,800	1,295	496	1,791	(2)%	8%	1%
Front Line Care	905	308	1,213	840	308	1,148	8%	0%	6%
Healthcare Systems and Technologies	2,168	845	3,013	2,135	804	2,939	2%	5%	3%
Injectables and Anesthesia	759	588	1,347	682	623	1,305	11%	(6)%	3%
Drug Compounding	—	902	902	—	821	821	0%	10%	10%
Pharmaceuticals	759	1,490	2,249	682	1,444	2,126	11%	3%	6%
Chronic Therapies	927	2,756	3,683	923	2,791	3,714	0%	(1)%	(1)%
Acute Therapies	271	499	770	263	472	735	3%	6%	5%
Kidney Care	1,198	3,255	4,453	1,186	3,263	4,449	1%	(0)%	0%
Other	66	21	87	137	40	177	(52)%	(48)%	(51)%
Total - Continuing Operations	$7,000	$7,813	$14,813	$6,955	$7,551	$14,506	1%	3%	2%

BAXTER — PAGE 20
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Twelve Months Ended December 31,
	2023	2022
Cash flows from operations – continuing operations	$1,702	$1,031
Cash flows from investing activities - continuing operations	(672)	(872)
Cash flows from financing activities - continuing operations	(3,489)	(1,438)

Cash flows from operations - continuing operations	$1,702	$1,031
Capital expenditures - continuing operations	(692)	(620)
Free cash flow - continuing operations	$1,010	$411

	Twelve Months Ended December 31,
	2023	2022
Cash flows from operations – discontinued operations	$24	180
Cash flows from investing activities - discontinued operations	3,885	(59)

Cash flows from operations - discontinued operations	$24	$180
Capital expenditures - discontinued operations	(27)	(59)
Free cash flow - discontinued operations	$(3)	$121

	Twelve Months Ended December 31,
	2023	2022
Cash flows from operations – Total Baxter	$1,726	$1,211
Cash flows from investing activities - Total Baxter	3,213	(931)
Cash flows from financing activities - Total Baxter	(3,489)	(1,438)

Cash flows from operations - Total Baxter	$1,726	$1,211
Capital expenditures - Total Baxter	(719)	(679)
Free cash flow - Total Baxter	$1,007	$532
Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 21
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Constant Currency Sales Growth
From The Three Months Ended December 31, 2022 to The Three Months Ended December 31, 2023
(unaudited)

	Net Sales Growth As Reported	FX	Constant Currency Sales Growth*
Infusion Therapies and Technologies	5%	(1)%	4%
Advanced Surgery	7%	(1)%	6%
Medical Products and Therapies	6%	(2)%	4%
Care and Connectivity Solutions	12%	(1)%	11%
Front Line Care	3%	(1)%	2%
Healthcare Systems and Technologies	8%	(1)%	7%
Injectables and Anesthesia	4%	1%	5%
Drug Compounding	14%	(3)%	11%
Pharmaceuticals	8%	(1)%	7%
Chronic Therapies	(2)%	(1)%	(3)%
Acute Therapies	7%	(1)%	6%
Kidney Care	(1)%	0%	(1)%
Other	(63)%	5%	(58)%
Total - Continuing Operations	4%	(1)%	3%

*Totals may not add across due to rounding
Constant currency sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 22
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Constant Currency Sales Growth
From The Twelve Months Ended December 31, 2022 to The Twelve Months Ended December 31, 2023
(unaudited)

	Net Sales Growth As Reported	FX	Constant Currency Sales Growth*
Infusion Therapies and Technologies	4%	0%	4%
Advanced Surgery	5%	1%	6%
Medical Products and Therapies	4%	0%	4%
Care and Connectivity Solutions	1%	0%	1%
Front Line Care	6%	0%	6%
Healthcare Systems and Technologies	3%	0%	3%
Injectables and Anesthesia	3%	1%	4%
Drug Compounding	10%	2%	12%
Pharmaceuticals	6%	1%	7%
Chronic Therapies	(1)%	1%	0%
Acute Therapies	5%	1%	6%
Kidney Care	0%	1%	1%
Other	(51)%	0%	(51)%
Total - Continuing Operations	2%	1%	3%

*Totals may not add across due to rounding
Constant currency sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 23
BAXTER INTERNATIONAL INC.
Projected First Quarter and Full Year 2024 U.S. GAAP Sales Growth to Projected Constant Currency Sales Growth and Projected First Quarter and Full Year 2024 Adjusted Earnings Per Share
(unaudited)

Sales Growth Guidance	Q1 2024*	FY 2024*
Sales growth - U.S. GAAP	~ 1%	~ 2%
Foreign Exchange	< 50 bps	~ 0%
Sales growth - Constant currency	1% - 2%	~ 2%

Adjusted Earnings Per Share Guidance	Q1 2024	FY 2024
Adjusted diluted EPS	$0.59 - $0.62	$2.85 - $2.95
*Totals may not foot due to rounding

Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings. Baxter provides forward-looking adjusted diluted EPS guidance because it believes that this measure provides useful information for the reasons noted in the accompanying release. Baxter has not provided reconciliations of forward-looking adjusted EPS guidance to forward-looking GAAP EPS guidance because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, integration-related costs, asset impairments and unusual gains and losses, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.